Exhibit 21.1

Jurisdiction of Organization	Entity Name
Argentina	Pharmaceutical Research Associates Ltda Suc. Argentina
Argentina	RPS Research S.A.
Australia	Pharmaceutical Research Associates Pty Limited
Australia	RPS Australia Pty Ltd
Austria	RPS Research Austria GmbH
Belarus	IOOO IMP-Logistics Bel
Belgium	Pharmaceutical Research Associates Belgium BVBA
Belgium	RPS Research Belgium BVBA
Bermuda	RPS Bermuda, Ltd.
Brazil	Pharmaceutical Research Associates Ltda.
Brazil	RPS do Brasil Serviços de Pesquisas LTDA.
British Virgin Islands	RPS China Inc.
Bulgaria	Pharmaceutical Research Associates Bulgaria EOOD
Bulgaria	RPS Bulgaria EOOD
Canada	3065613 Nova Scotia Company
Canada	Pharmaceutical Research Associates Inc.
Canada (Québec)	Services de Recherche Pharmaceutique Inc.
Chile	Pharmaceutical Research Associates Chile SpA
Chile	RPS Chile LTDA.
China	PRA China (Shanghai) Co., Ltd.
China	WuxiPRA Clinical Research (Shanghai) Co., Ltd.
China	RPS (Beijing) Inc.
China (branch office of RPS Beijing)	RPS Shanghai, Inc.
Colombia	Pharmaceutical Research Associates Colombia SAS
Colombia	RPS Colombia LTDA.
Croatia	Pharm Research Associates d.o.o. Ltd. for clinical trials
Costa Rica	Research Pharmaceutical Services Costa Rica, Ltd.
Croatia	Research Pharmaceutical Services Hrvatska d.o.o.
Czech Republic	Pharmaceutical Research Associates CZ, s.r.o.
Czech Republic	RPS Czech Republic s.r.o.
Denmark	Pharmaceutical Research Associates Denmark ApS
Denmark	RPS Denmark ApS
Egypt	RPS Egypt (Limited Liability Company)
El Salvador	RPS El Salvador, LTDA.
Estonia	OU ClinStar Baltics
Estonia	RPS Estonia OÜ
Finland	Pharmaceutical Research Associates Finland Oy
Finland	RPS Finland Oy
France	Pharmaceutical Research Associates Sarl
France	ReSearch Pharmaceutical Services France S.A.S.
France	RPS Research France S.A.S.
Georgia	Pharmaceutical Research Associates Georgia LLC
Germany	Pharmaceutical Research Associates GmbH
Germany	Pharmacon Research Gesellschaft fur Arzneimittelforschung mbH
Germany	RPS Germany GmbH
Germany	RPS Research Germany GmbH
Greece	Pharmaceutical Research Associates Greece A.E.
Greece	RPS Pharmaceutical Hellas EPE
Guatemala	RPS Guatemala, S.A.
Hong Kong	RPS Hong Kong Limited
Hungary	Pharmaceutical Research Associates, Hungary Research and Development Ltd.
Hungary	Pharmacon Research PR Hungary Gyogyszerkutato Korlátolt Felelősségű Társaság

Jurisdiction of Organization	Entity Name
Hungary	RPS Hungary Kft.
Iceland	RPS Iceland ehf.
India	Kinship Technologies Private Limited
India	Pharmaceutical Research Associates India Private Limited
India	PRA Pharmaceutical India Private Limited
India	RPS Research India Private Limited
Ireland	Research Pharmaceutical Services (Outsourcing Ireland) Limited
Israel	Pharmaceutical Research Associates Israel Ltd.
Israel	RPS Research Israel Ltd
Italy	Pharmaceutical Research Associates Italy S.r.l.
Italy	RPS Research Italy S.r.l.
Japan	K.K. RPS Japan
Japan	RPS Asklep, Inc.
Latvia	RPS Latvia SIA
Lithuania	UAB RPS Lithuania
Malaysia	RPS Malaysia Sdn. Bhd.
Mexico	Pharmaceutical Research Associates Mexico S. de R.L. de C. V.
México	RPS Research México, S. de R.L. de C.V.
México	RPS Research Servicios, S. de R.L. de C.V.
The Netherlands	Pharmaceutical Research Associates C.V.
The Netherlands	Pharmaceutical Research Associates Group B.V.
The Netherlands	Pharmaceutical Research Associates Holdings B.V.
The Netherlands	Pharmaceutical Research Associates Metaholdings B.V.
The Netherlands	PRA International B.V.
The Netherlands	PRA International Operations B.V.
The Netherlands	ReSearch Pharmaceutical Services Netherlands B.V.
The Netherlands	ReSearch Pharmaceutical Services Netherlands C.V.
New Zealand	Pharmaceutical Research Associates New Zealand Limited
New Zealand	RPS New Zealand Limited
Norway	RPS Research Norway AS
Panama	RPS Panama Inc.
Peru	Pharmaceutical Research Associates Peru Sociedad Anonima Cerrada (aka PRA Peru SAC)
Perú	RPS Perú S.A.C.
Philippines	RPS Research Philippines, Inc.
Poland	Pharmaceutical Research Associates Sp. z o.o.
Poland	RPS Polska sp. z o.o.
Portugal	PRA International Portugal, Unipessoal Lda.
Portugal	RPSP - Research Pharmaceutical Services Portugal, Unipessoal LDA
Puerto Rico	Research Pharmaceutical Services Puerto Rico, Inc.
Romania	Pharmaceutical Research Associates Romania Srl
Romania	RPS Romania S.R.L.
Russia	ZAO IMP Logistics
Russia	Limited Liability Company RPS Research
Serbia	Pharmaceutical Research Associates doo Belgrade, Dragise Basovana 10/1
Serbia	Research Pharmaceutical Services d.o.o. Beograd-Stari grad
Singapore	Pharmaceutical Research Associates Singapore Pte. Ltd.
Singapore	RPS Research Singapore Pte. Ltd.
Slovakia	Pharmaceutical Research Associates SK s.r.o.
Slovakia	RPS Slovakia s.r.o.
South Africa	PRA Pharmaceutical SA (Proprietary) Limited
South Africa	RPS Research South Africa (Proprietary) Limited
South Korea	RPS Research Inc.
South Korea	Pharmaceutical Research Associates Korea Limited
Spain	Pharmaceutical Research Associates Espana, S.A.U.

Jurisdiction of Organization	Entity Name
Spain	RPS ReSearch Ibérica, S.L.
Spain	RPS Spain S.L.
Sweden	PRA International Sweden AB
Sweden	RPS Sweden AB
Switzerland	PRA Switzerland AG
Switzerland	RPS ReSearch Switzerland GmbH
Taiwan	Pharmaceutical Research Associates Taiwan, Inc.
Taiwan	RPS Taiwan Ltd.
Thailand	RPS Research (Thailand) Co., Ltd.
Turkey	PRA Clinical Research & Development Turkey AE
Turkey	RPS Klinik Araştırma Organizasyon Limited Şirketi
Ukraine	Pharmaceutical Research Associates Ukraine, LLC
Ukraine	OOO IMP-Logistics Ukraine
Ukraine	RPS Ukraine, LLC
United Kingdom	Pharm Research Associates (UK) Limited
United Kingdom	Pharm Research Associates Russia Limited
United Kingdom	Sterling Synergy Systems Limited
United Kingdom	RPS Research UK Limited
United States (California)	ClinStar LLC
United States (California)	Pharmaceutical Research Associates CIS, LLC
United States (California)	Pharmaceutical Research Associates Eastern Europe, LLC
United States (Delaware)	CRI NewCo, Inc.
United States (Delaware)	CRI Worldwide, LLC
United States (Delaware)	International Medical Technical Consultants, LLC
United States (Delaware)	PRA Early Development Research, Inc.
United States (Delaware)	PRA Health Sciences, Inc.
United States (Delaware)	PRA Holdings, Inc.
United States (Delaware)	PRA International
United States (Delaware)	PRA International Operations, Inc.
United States (Delaware)	PRA Sub, Inc.
United States (Delaware)	Sunset Hills, LLC
United States (Delaware)	ReSearch Pharmaceutical Services, Inc.
United States (Delaware)	ReSearch Pharmaceutical Services, LLC
United States (Delaware)	Roy RPS Holdings Corp.
United States (Delaware)	RPS Parent Holding Corp.
United States (Delaware)	RPS Global Holdings, Inc.
United States (New Jersey)	CRI International, LLC
United States (Utah)	Lifetree Clinical Research, LC
United States (Virginia)	Pharmaceutical Research Associates, Inc.
Uruguay	RPS Global S.A.
Uruguay	RPS Latin America S.A